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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors

Avado Brands, Inc.:

    We consent to the inclusion in the registration statement on Form S-4 of our report dated January 29, 1999 related to the consolidated balance sheets of Avado Brands, Inc. as of December 28, 1997 and January 3, 1999 and for each of the years in the three-year period ended January 3, 1999 and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in reporting the cost of start-up activities.

                                          /s/ KPMG LLP

Atlanta, Georgia

July 2, 1999